Exhibit 4

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into by and between CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC., a Colorado corporation (hereinafter the “Company”), and the undersigned (the “Investor”) on and as of the date set forth on the signature page hereto. Any term used but not defined herein shall have the meaning set forth in the Offering Circular (as defined below).

RECITALS

WHEREAS, the Company is offering 5,000,000,000 shares of its common stock, without par value (“Common Stock”) pursuant to Regulation A promulgated by the U.S. Securities and Exchange Commission (respectively, “Regulation A,” promulgated by the SEC under Section 3(b) of the Securities Act, and the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as a Tier 2 offering (the “Offering”), at the purchase price of $____ per share (the “Per Share Purchase Price”), for total proceeds of $2,000,000 (the “Maximum Offering Amount”); and

WHEREAS, the Investor desires to acquire the number of shares of Common Stock (the “Investor Shares”) set forth on the page hereof captioned “Signature Page” (the “Signature Page”) at the purchase price set forth herein; and

WHEREAS, the Offering will terminate on the first to occur of: (i) one year from the date of the Offering Circular filed with the SEC pursuant to Rule 253(g), promulgated by the SEC under the Securities Act, (ii) the date on which the Company has received the Maximum Offering Amount or (iii) a date determined by the Company (in each case, the “Termination Date”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Subscription.

(a) The Investor hereby irrevocably subscribes for and agrees to purchase the number of Investor Shares set forth on the signature page hereto at the Per Share Purchase Price, upon the terms and conditions set forth herein. The purchase price for the Investor Shares shall be the product of the Per Share Purchase Price multiplied by the number of Investor Shares to be purchased by him, as indicated on the Signature Page (the “Purchase Price”). The Purchase Price shall be payable in the manner provided in Section 2(b).

(b) The Company may accept or reject the Investor’s subscription as a whole or in part, for any reason or for no reason, at any time before the Termination Date, in its sole and absolute discretion. The Company will give notice to the Investor when his subscription is accepted (as a whole or in part) or rejected and, to the extent that the Investor’s subscription is rejected, the Purchase Price will be returned to him pro rata. This Subscription Agreement shall be effective only with respect to the Investor Shares as to which the Investor’s subscription is accepted.

2. Purchase Procedure.

(a) Subscription. To subscribe for Investor Shares, the Investor shall deliver to the Company this Subscription Agreement, duly executed by him, with all of the information relating to him and to his subscription on the Signature Page provided by him, and shall tender the Purchase Price as set forth in Subsection (b).

(b)Tender of the Purchase Price. The Purchase Price shall be tendered by the Investor upon the execution and delivery of this Subscription Agreement by check payable to the order of the Company or by ACH payment or wire transfer to the account of the Company, as follows:

ACH and wire instructions:

Name and Address of Bank:

ABA No.: __________________

Account No.: _______________

For the benefit of: Cannabis Bioscience International Holdings, Inc.

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(c)Issuance and Delivery of the Investor Shares. The Company will close the purchase of the Investor Shares upon acceptance of this Subscription Agreement and receipt of the Purchase Price, such that the Purchase Price will be immediately available to the Company and the Investor will receive the Investor Shares on a date that may be different from the dates on which other investors receive their shares. The Company shall issue the Investor Shares to the Investor, and he shall become the holder thereof, on the date on which the Company accepts this Subscription Agreement (but only with respect to the number of shares with respect to which the Company accepts this Subscription Agreement); provided, however, that, if the Investor tenders the Purchase Price by check, the Company shall not issue said shares until the Company has received the proceeds of said check. The Investor Shares shall be delivered by their deposit into a book-entry account in the name of the Investor, which shall be established with the Company’s transfer agent.

3. Representations and Warranties of the Company. The Company represents and warrants to the Investor as follows, as of the date of this Subscription Agreement and the date on which the Company accepts this Subscription Agreement, as a whole or in part:

(a) Good Standing. The Company is a corporation validly existing and in good standing under the laws of the State of Colorado.

(b)Power and Authority. The Company has all requisite power and authority to execute, deliver and perform this Subscription Agreement.

(c) Authorization. The execution and delivery of this Subscription Agreement and the issuance, sale and delivery of the Investor Shares in accordance herewith have been duly authorized by all requisite corporate action on the part of the Company.

(d)Status of Investor Shares. The Investor Shares, when issued and delivered against payment of the Purchase Price, will be validly issued, fully paid and nonassessable.

(e)Enforceability. Assuming the due execution and delivery of this Subscription Agreement by the Investor and its acceptance by the Company, it constitutes the valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as limited by (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors (the “Bankruptcy Exception”) and (ii) rules and principals of law and equity relating to equitable remedies (the “Equity Exception”).

The Company makes no representations or warranties, express or implied, to the Investor other than as set forth in this Section 3. The foregoing representations and warranties shall survive for three years after the Investor Shares are issued, except that the representation and warranty set forth in Subsection (d) shall survive indefinitely.

4. Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows, as of the date of this Subscription Agreement and the date on which the Company accepts this Subscription Agreement, as a whole or in part:

(a)Good Standing, Etc. If the Investor is not a natural person, it is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.

(a) Requisite Power and Authority. The Investor has all requisite power and authority to execute, deliver and perform this Subscription Agreement.

(c) Authorization. This Subscription Agreement and the purchase of the Investor Shares in accordance with this Subscription Agreement have been duly authorized by all requisite action on the part of the Investor.

(d)Enforceability. Assuming the due execution and delivery of this Subscription Agreement by the Company, it constitutes the valid and binding agreement of the Investor, enforceable against him in accordance with its terms, except as limited by (i) the Bankruptcy Exception and (ii) the Equity Exception.

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(e) The Offering Circular and Related Matters. The Investor has read and understands the Offering Circular, including the terms and conditions of the Offering and the risks set forth in the Offering Circular under the caption “Risk Factors.” The Investor has had an opportunity (i) to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company, (ii) to review the Company’s operations and facilities and (iii) to ask questions of and receive answers from the Company and its management regarding the terms and conditions of his investment in the Investor Shares.

(e) Investment Experience; Suitability. The Investor has sufficient experience in financial and business matters to evaluate the merits and risks of his investment in the Investor Shares and to make an informed decision relating thereto. Alternatively, the Investor has utilized the services of a “purchaser representative,” as that term is defined in Rule 501 of Regulation D promulgated by the SEC under the Securities Act (“Rule 501”), and together, they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the Investor’s investment in the Investor Shares and to make an informed decision relating thereto. The Investor, alone or together with his purchaser representative, has evaluated the risks of an investment in the Investor Shares, including the risks set forth therein under the caption “Risk Factors” in the Offering Circular and has determined that such investment is suitable for the Investor. The investor has adequate financial resources for an investment of this character.

(f) No Registration. The Investor acknowledges that (i) the Investor Shares have not been registered under the Securities Act and that the Investor Shares will be issued and sold to him in reliance by the Company upon the exemption from such registration afforded by Regulation A and (ii) that such reliance is based predicated in part upon the Investor’s representations and warranties set forth in this Section 4.

(g) Illiquidity and Continued Economic Risk; Ability to Bear Loss. Investor acknowledges that (i) there is a limited public market for the Investor Shares and that there is no assurance that a wider market will develop, (ii) he must bear the economic risk of his investment in the Investor Shares indefinitely and (iii) he can bear the complete loss of his investment in the Investor Shares.

(h) Accredited Investor; Investment Limits. The Investor (i)(A) has read and understands the definition of “accredited investor” set forth in Rule 501, (B) is an accredited investor within the meaning of said definition or (ii) the Purchase Price, together with any other amounts previously used to purchase shares in the Offering, does not exceed ten percent of the greater of his annual income or net worth, determined as provided in 501 or, if the Investor is not a natural person, its revenue or net assets for its most recently completed fiscal year.

(i) Valuation; Arbitrary Determination of Per Share Purchase Price by the Company. Investor acknowledges that (i) the Per Share Purchase Price was determined arbitrarily by the Company and bears no relationship to its book value or any other measure of our current value or worth and (ii) if future sales of Common Stock are made at lower prices per share than the Per Share Purchase Price, the Investor’s investment in the Investor Shares will be diluted.

(j) Domicile. The Investor’s permanent domicile is at the address provided by him on the Signature Page.

(k) Foreign Investor. If the Investor is not a “United States person,” as that term is defined in U.S.C. §7701(a)(30), he may subscribe for the Investor Shares and purchase them from the Company, and the Company may offer and sell the Investor Shares to him, without contravention of the laws of the jurisdiction to which such subscription, offer and purchase are subject. No governmental consent in such jurisdiction is required to be obtained by the Company or the Investor in connection with such offer and sale.

(l) Fiduciary Capacity. If the Investor is entering into this Subscription Agreement in a fiduciary capacity, he has full power and authority to execute, deliver and perform this Subscription Agreement in such capacity.

(m)The Investor understands that there is no minimum amount of proceeds required to be obtained from the Offering and that he will not be entitled to the refund of the Purchase Price because such proceeds do not reach any particular amount.

The Investor makes no representations or warranties, express or implied, to the Company other than as set forth in this Section 4. The foregoing representations and warranties and covenants shall survive for three years after the Investor Shares are issued.

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5. Covenants of the Investor.

(a) Additional Documentation. The Investor shall promptly provide such additional documentation as the Company may reasonably request, including documentation as may be required by the Company as may be required for it (i) to form a reasonable belief that the Investor is an “accredited investor” as that term is defined in Rule 501, or as a “qualified purchaser,” as that term is defined in Rule 256 of Regulation A, or (ii) to confirm that the Investor meets applicable minimum financial suitability standards and has satisfied applicable maximum investment limits.

(b) Additional Information. The Investor will promptly provide such additional information and take such further actions as may be necessary or advisable for the Company in its sole and absolute judgment to comply with any disclosure and compliance policies, related legal process or appropriate requests (whether formal or informal), tax reporting and/or withholding requirements or other matters.

(c)Indemnification. The Investor shall indemnify and hold harmless the Company and its officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened and reasonable attorney fees) based upon or arising out of (i) any actual or alleged untrue acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact in relation to his investment in the Investor Shares or (ii) breach by him of any covenant or agreement made by him herein or in any other document delivered in connection herewith.

6. Miscellaneous.

(a)Governing Law; Jurisdiction. This Subscription Agreement and any instrument delivered pursuant hereto shall be governed by and construed in accordance with the internal laws of the State of Texas, without regard to its conflicts of law principles. All legal proceedings arising from this Subscription Agreement shall be brought exclusively in the state courts sitting in Harris County, Texas (except that a legal proceeding claiming a violation of the federal securities laws may be brought in the federal courts sitting in such county). Each party irrevocably submits to the exclusive jurisdiction of such courts and irrevocably waives any claim that he is not personally subject to the jurisdiction thereof or that such court is an improper or inconvenient venue for such proceeding.

(b)Service of Process. Each party irrevocably waives personal service of process in any legal or equitable proceeding arising out of this Subscription Agreement and consents to process in any such proceeding being served by sending to such party a copy thereof by registered or certified mail, return receipt requested, or with a nationally recognized overnight delivery service, with proof of delivery required, at the address in effect for giving notice to it pursuant to Subsection (e). Such service shall constitute good and sufficient service of process and notice thereof. Such process shall be served, in the case of registered or certified mail, upon delivery, as indicated by such return receipt, or, in the case of delivery by a nationally recognized overnight delivery service, upon delivery, as indicated by such proof of delivery.

(c) Attorney Fees. If a party shall commence a proceeding to enforce any provision of this Subscription Agreement, the prevailing party in such proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(d)Waiver of Jury Trial. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Subscription Agreement (collectively, “Notices”) must be in writing, shall be properly addressed to the party to which is being given and will be deemed to have been delivered (i) upon delivery, if delivered personally, (ii) upon delivery, as indicated by a return receipt, if mailed by registered or certified mail, (iii) upon delivery, if sent by electronic mail (provided that the sending party does not receive an automated rejection notice) or (iv) upon delivery, if sent by a nationally recognized overnight delivery service as indicated by a proof of delivery therefor. The addresses and email addresses for such communications shall be:

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If to the Company:

Cannabis Bioscience International Holdings, Inc.

6201 Bonhomme Road, Suite 435N

Houston, TX 77036

Attention: Chief Executive Officer

Email: dpicazo@cbih.net

If to the Investor:

To his physical or email address forth on the Signature Page.

A party may change its address for notice by notice to the other party.

(f)Electronic Delivery of Certain Communications. To the full extent permitted by law, any notices, disclosures, forms, privacy statements, reports or other communications (collectively, “Communications”) regarding the Company, the Investor’s investment in the Company and the Investor Shares (including annual and other reports and tax documents) may be delivered by electronic means, such as by email. The Investor consents to electronic delivery as described in the preceding sentence. The Investor will provide his current email address to the Company and update that information as necessary. Solely with respect to the provision of tax documents by the Company, (i) if he does not consent to receive tax documents electronically, a paper copy will be provided, and (ii) his consent to receive tax documents electronically continues for every tax year of the Company until the Investor withdraws its consent by notifying the Company in writing. This Subsection (f) shall not apply to Notices given pursuant to Subsection (e), which shall be given solely as prescribed thereby.

(g) Assignment. This Subscription Agreement shall be binding upon the Investor and its permitted transferees, heirs, successors and assigns. Neither this Subscription Agreement nor the rights, obligations or interests of the Investor may be assigned, transferred or delegated without the prior written consent of the Company, which it may withhold in its sole and absolute discretion or may grant on such terms and conditions as the Company shall see fit. Any assignment, transfer or delegation without such consent shall be null and void.

(h) Amendment; Waiver. This Subscription Agreement may be amended or terminated, or any or its provisions waived, only by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

(i) Entire Agreement. This Subscription Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, understandings, representations and warranties, whether written or oral, between them with respect to the subject matter hereof. No such prior agreements, understandings, representations and warranties, and no communications between the parties, shall be considered in construing this Subscription Agreement or the intent of the parties with respect thereto.

(j)Invalidity. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect as if the invalid, illegal or unenforceable provision were not a part of this Subscription Agreement.

(k)No Third-Party Beneficiaries. The terms and provisions of this Subscription Agreement are intended solely for the benefit of the parties hereto and their permitted successors and assigns. Accordingly, no provision hereof shall confer any right upon any other person.

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(l)Construction. The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall be ignored in the construction hereof. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. References in this Subscription Agreement to sections or subsections are to sections or subsections hereof, unless the context requires otherwise. The term “Subsection” shall be construed to refer to the section of this Subscription Agreement of which subsection is a part, unless a reference to a different section is stated. The word “including” shall be construed to mean “including without limitation.” The term “U.S.C.” means the United States Code.

(m)Conflict with Offering Circular. In the event that any provision of this Subscription Agreement conflicts with any provision of the Offering Circular, the provision hereof shall govern.

(m)Counterparts; Electronic Transmission; Electronic Signatures. This Subscription Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single instrument, it being understood and agreed that the words “execution,” “signed,” “signature,” and words of similar import in, or with respect to, this Subscription Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §7001 et seq.), or state laws based on the Uniform Electronic Transactions Act.

(n)Further Instruments. The parties shall execute and deliver such further instruments as shall be reasonably required to carry out the purposes and intents of this Subscription Agreement.

[SIGNATURE PAGE FOLLOWS]

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

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SIGNATURE PAGE

IN WITNESS WHEREOF, this Subscription Agreement has been signed this ___ day of _______________, 20__.

Number of Investor Shares subscribed for:

Purchase Price:

Name of Investor:

Signature of Investor
Name and title of signatory (if an entity):

Address of Investor:

Email address of Investor:

Investor’s SSN or Tax ID No.:

ACCEPTANCE

The undersigned hereby accepts this Subscription Agreement as of the date written below:

CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS. INC.

By:

Name:

Title:

Date:

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